EXHIBIT 10(ix)

EMPLOYMENT AGREEMENT WITH RANDY PASSANISSI

EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is entered into effective January 2, 2003, by and between U.S. West Homes, Inc., a Nevada corporation, (the Company} and its subsidiary, Noble Concepts Fidelity, Inc., a Nevada corporation (the "Noble"), and Randy Passanissi (the "Executive").

        WHEREAS the Company desires to employ the Executive effective as of January 2, 2003 (the "Effective Date"), and the Executive desires to accept employment with the Company, on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

         1. EMPLOYMENT AND DUTIES. The Executive will serve as General Manager of the manufacturing operations of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall also serve as an officer and/or director of affiliates of the Company, without additional compensation, if requested to do so by the Company. The Executive shall devote his full time to the business of the Company and shall faithfully perform the executive duties assigned to him to the best of his ability but may devote reasonable time to other business affairs (not in conflict with the business of the Company) as otherwise provided in paragraph 10 of this Agreement.



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         2. EMPLOYMENT PERIOD.

a. TERM. Executive's employment shall be for a period of five (5) years.

b. INVOLUNTARY TERMINATION WITH CAUSE. The Company may terminate the Executive's employment for Cause by providing the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (ii) gross negligence by the Executive in performing his duties hereunder, other than negligence resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iv) a willful violation of a federal or state law or regulation applicable to the business of the Company. No act or failure to act by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. The determination of Cause hereunder shall be made by a majority of the Company's disinterested Board of Directors. No Severance Pay as defined in paragraph 11(a)(i) will be paid to the Executive under this Agreement in the event of a termination for Cause. Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans. c. DEATH. The Executive's employment will terminate in the event of his death.

         3. PLACE OF EMPLOYMENT. The Executive's services shall be performed at the Noble's principal executive offices in San Diego, California and the Executive understands that he is expected to travel extensively in carrying out his duties with the Company and for Noble.

         4. BASE SALARY. For all services to be rendered by the Executive pursuant to this Agreement the Executive shall receive a base salary of $1,661.20 per week plus benefits as follows:

a. A medical and dental plan through Kaiser Permanente or such other hospital and or benefits plan currently made available by the Company from time to time during the period of this Agreement with all premiums paid by the Company for the Executive and his family up to $216 per month with reasonable increases from year to year as may be set and required by the insurer as more particularly set forth hereinbelow in Paragraph 7 hereof;

b. 6 paid holidays per year and four weeks of paid vacation annually as more particularly set forth hereinbelow in Paragraph 8 hereof.

         5. BONUS. For each fiscal year during Executive's employment with the Company under this Agreement, the Executive will be eligible to receive an annual bonus (the "Bonus") based upon an Executive Incentive Compensation Plan (the "Plan") to be developed by executive management of the Company and approved and adopted by the Board of Directors, which said bonus shall be no less than 10% of the net earnings of the Company at the end of each fiscal year without including in the net earnings calculation payments of interest and depreciation, provided however, that there must be net earnings in order to pay any bonus as defined hereunder and in the event the Company should suffer a loss, then no bonus shall be paid hereunder. Additionally, the Executive shall be eligible to receive a share of any stock options under the terms of any Stock Option Plan which the Board of Directors or the shareholders may authorized during the course of the employment of the Executive. In the event the Executive's employment is terminated by the Company, as described in paragraph 11(a)(i), then the Executive shall be entitled to receive a portion of the Bonus, as provided under paragraph 11((b).

         Additionally, as a condition to the Executive agreeing to become an executive of the Company, the Board of Directors has authorized the payment in stock in U.S. West Homes in lieu of a cash bonus payment to be made as a one time bonus payment on February 1, 2003 generally the number of shares of stock to be issued of common stock in the Company in a sufficient number of shares of the said stock not to exceed a total of 10% of the outstanding shares in the Company as of said date and that the said stock shall be registered on Form S-8 at the expense of the Company.

         Furthermore, upon the payment of the 10% bonus as hereinabove defined, then the Executive shall further receive in addition to the cash bonus an additional 2% issuance of common stock in the Company in a sufficient number of shares of the said stock to grant to the Executive a total of 7% of the outstanding shares in the Company as of the end of the second fiscal year of this Agreement and additional 2% annual payments each year for the duration of this Agreement until at the time of termination hereof, the Executive would have a total of 13% of the outstanding shares in the Company, provided there are bonus payments in each year of this Agreement.


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         6. EXPENSES. The Executive shall be entitled to reimbursement by the
Company for Executive's reasonable expenses for room, board and transportation and for all reasonable, ordinary and necessary travel, entertainment and other expenses incurred by the Executive during the term of this Agreement
(in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expenses in accordance with the Company's policies and procedures.

         7. BENEFITS. The Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. In addition, the Executive will be entitled to receive an annual physical examination at Company's expense, or at the Company's request, will take a physical examination annually and provide the results to the Board of Directors.

         8. VACATIONS AND HOLIDAYS. In accordance with the Company's policies in effect from time to time, the Executive shall be entitled to paid vacation time in the amount of four weeks per year, prorated for each complete month of service, and Company holidays. Executive's right to carryover accrued unused vacation shall be governed by the Company's policy then in effect.

         9. INDEMNIFICATION. The Company shall enter into an Indemnification Agreement with the Executive that shall provide the Executive in substantially the same form as that attached hereto as Exhibit A and incorporated herein by this reference with the maximum amount of protection allowed under the laws of Nevada to the extent that such protection is not inconsistent with the Company's Certificate of Incorporation or Bylaws with respect to such subject matter.

         10. OTHER ACTIVITIES. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. The Executive may, however, devote a reasonable amount of his time, in general after the regular business hours of the Company, to civic, community or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and other types of businesses or public activities not expressly mentioned in this paragraph.

         11. TERMINATION BENEFITS. In the event the Executive's employment terminates, then the Executive shall be entitled to receive Severance Pay, if any, and other benefits as follows:

         a. SEVERANCE.

         (i) INVOLUNTARY TERMINATION WITHOUT CAUSE. If the Company terminates the Executive's employment other than for Cause, or Executive's death or disability, then Executive shall be entitled to retain all benefits then due him including his stock interest in the Company. Additionally, the Executive shall be entitled to receive two weeks of base salary for every year since the execution hereof ("Severance Pay"), which Severance Pay shall be paid to Executive in accordance with the Company's regular payroll practices; subject to Executive signing, delivering and abiding by a Separation Agreement and Release, substantially in the form attached hereto as Exhibit B and incorporated herein by this reference; and provided, however, that even if Executive satisfies the foregoing condition precedent to receipt of Severance Pay, the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 12, 14 and 16 hereof.

         (ii) OTHER TERMINATION. In the event the Executive's employment terminates for Cause or due to Executive's death or disability or Executive's voluntary resignation, then the Executive shall not be entitled to receive any Severance Pay or any other benefits, except as may be provided in the Company's severance and benefit plans and policies at the time of such termination, providing however, that the Executive shall be entitled to receive any and all compensation to which he is otherwise entitled and any stock options which may have vested prior to the termination date.


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         b. BONUSES. In the event the Executive's employment is terminated by the Company as described in paragraph 11(a)(i) above, then the Executive shall be entitled to receive a portion of the Bonus, computed under the Company's Executive Incentive Compensation Plan referred to in paragraph 5, which Bonus will be determined, after the end of the fiscal year, by multiplying the amount of the Bonus which would have become payable to the Executive had he remained employed until the end of the fiscal year, by a fraction, the numerator of which will be the number of days the Executive was employed by the Company in such fiscal year, and the denominator of which shall be the number of days in the fiscal year. In the event the Executive's employment terminates for any other reason, then the Executive shall not be entitled to any Bonus which has not accrued as of such date.

         12. PROPRIETARY INFORMATION. The Executive shall not, without the prior written consent of the Company, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to, the Company's standard form of employee proprietary information agreement, a form of which is attached hereto as Exhibit C and incorporated herein by this reference.

         13. ABSENCE OF CONFLICT. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

         14. ARBITRATION. Except as provided in paragraph 16(b)(1) any dispute or controversy of any kind arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Portland, Oregon, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten (10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten (10) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay his or its own attorneys fee and expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction there over. Punitive damages shall not be awarded.

BY AGREEING TO SUBMIT A DISPUTE OR CONTROVERSY TO ARBITRATION, THE PARTIES UNDERSTAND THAT THEY WILL NOT ENJOY THE BENEFITS OF A JURY TRIAL. ACCORDINGLY, THE PARTIES HERETO EXPRESSLY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

         15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.



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         16. CERTAIN COVENANTS OF THE EXECUTIVE.

         (a) COVENANTS AGAINST COMPETITION. The Executive acknowledges that (i) the principal business of the Company and its affiliates involves the operation of free-standing assisted living residences, primarily located in small-to-middle market rural and suburban communities, the provision of personal care and support services to meet the needs of its residents, and other related businesses which the Company and its affiliates currently operate and which the Company and its affiliates may become involved with during the Executive's employment under this Agreement (collectively, the "Company Business"); (ii) the Company Business is national in scope; (iii) the Executive's work for the Company will bring him into close contact with many confidential affairs not readily available to the public; and (iv) the Company would not enter into this Agreement but for the agreements and covenants of the Executive contained herein. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

         (1) NON-COMPETE. During the time Executive is employed under this Agreement and for a period of six (6) months following the termination (whether for cause of otherwise) of the Executive's employment with the Company or any of its affiliates (the "Restricted Period"), the Executive shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any persons engaged in such activities; or (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or NASDAQ if the Executive (a) is not a controlling person of, or a member of a group which controls such person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

         (2) CONFIDENTIAL INFORMATION. During and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates. Such confidential matters include, without limitation, trade secrets, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, designs and design projects, inventions and research projects of the Company and its affiliates, learned by the Executive heretofore or hereafter that are sufficiently secret to have the possibility, whether or not realized, of deriving economic value from not being generally known to other persons who can obtain economic value from their disclosure or use, and the Executive shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment, by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent. The Executive's obligations pursuant to this Employment Agreement shall not extend to matters which are within the public domain or hereafter enter the public domain through no fault or action or failure to act, whether directly or indirectly, on the part of the Executive.

         (3) PROPERTY OF THE COMPANY. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or any of its affiliates or at any other time on request.

         (4) EMPLOYEES OF THE COMPANY. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within six (6) months of the termination of such employee's employment with the Company or any of its affiliates.

         (5) CONSULTANTS AND INDEPENDENT CONTRACTORS OF THE COMPANY. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, sales representative or other person then under contract with the Company or any of its affiliates.

         (b) RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 16(a) (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         (1) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company. The Parties further agree that the Company's claim for specific performance shall not be a claim which is covered by the parties' agreement to arbitrate as set forth in paragraph 15.

         (2) ACCOUNTING. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Executive as a result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company.

         (c) SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         (d) "BLUE-PENCILING". If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         (e) ENFORCEABILITY IN JURISDICTIONS. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         17. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the Severance Pay described in paragraph 11(a)(i), subject to the terms and conditions therein.

         18. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and, except as provided in paragraph 18 hereof, neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         19. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:    Randy Passanissi
                                       495 Raleigh Ave.
                                       El Cajon, CA 92020

               If to the Company:      Craig H. Brown
                                       President
                                       410 Broadway, 2nd Floor
                                       Laguna Beach, CA 92651

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

         20. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

         21. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         22. RIGHT TO ADVICE OF COUNSEL. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement,

         24. FACSIMILE TRANSMISSION AND SIGNATURES. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original document. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original documents.

         25. INTEGRATION. This Agreement represents the final and entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on the day set opposite its name below.

Noble Concepts Fidelity, Inc.                         U.S. West Homes, Inc.

By: /s/ Craig H. Brown                                By: /s/ Craig H. Brown
   -------------------------------                    --------------------------
   Craig H. Brown                                     Craig H. Brown
   President                                          President

Executive

/s/ Randy Passanissi
----------------------------------
Randy Passanissi

                                   EXHIBIT A

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT is made and entered into as of the day of December 5, 2002 by and between Randy Passanissi ("Indemnitee") and U.S. West Homes, Inc. a Nevada corporation and its affiliates (collectively, the "Company").

                                    RECITALS

        A. The Company has recognized the difficulty that publicly held corporations are having in attracting and retaining qualified directors, officers and key employees as a result of the increasing risk of claims and actions against them arising out of their association with the Company.

        B. Indemnitee is an officer, director and/or key employee of the Company.

        C. Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company.

        D. In view of the mutual desire of the parties that Indemnitee render valuable services to the Company, the parties have agreed to enter into this Indemnification Agreement.

        THEREFORE IT IS AGREED:

        1. Definitions. The following definitions shall apply to this Agreement:

               1.1 "Act" shall be the Nevada Corporation Act, NRS Sections 78.010-.795, and all amendments thereto hereinafter enacted.

               1.2 "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals and attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

               1.3 "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

               1.4 "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

               1.5 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        2. Indemnification. The Company shall indemnify Indemnitee against Liability and Expenses actually and necessarily incurred by him or her in any Proceeding in which he or she is made a Party by reason of being or having been a director, officer or key employee of the Company, except in relation to matters as to which indemnification is prohibited by the Act; but such indemnification shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw or agreement of the Company, general or specific action of the Company's board of directors, vote of the Company's shareholders or otherwise.

        3. Procedure for Indemnification. After the final disposition of any Proceeding in which Indemnitee may be entitled to indemnification pursuant to this Agreement, Indemnitee may send to the Company a written request for indemnification. The Company shall, in accordance with the provisions of the Act regarding determination and authorization of indemnification, make a finding whether the indemnification requested is permitted by the laws of the state of Nevada no later than 60 days following receipt by the Company of such request. The Company shall cause the indemnification requested to be authorized and paid unless the Company finds that the indemnification requested is not so permitted. Indemnitee shall be given an opportunity to be heard and to present evidence in connection with the consideration of the party or parties determining Indemnitee's right to indemnification under the Act. If the Company does not authorize indemnification hereunder, Indemnitee shall have the right to seek court-ordered indemnification in accordance with the provisions of the Act. In any such action, neither the making of, nor the failure to make, any finding by the Company that indemnification of the Indemnitee is proper or not proper in the circumstances shall be a defense to such action or create a presumption that the Indemnitee has not met the standard of conduct required by the Act. In making its determination and in any court proceeding, the Company shall have the burden of proving that Indemnitee has not met the standard of conduct required by the Act to entitle Indemnitee to indemnification.

        4. Procedure for Advancement of Expenses. The Company shall pay for or reimburse the reasonable Expenses incurred by Indemnitee as a result of being Party to a Proceeding in advance of final disposition of the Proceeding promptly upon receipt of a written request for payment of such Expenses that is in accordance with the requirements of the Act for such written statements. Such written statement shall also include or be accompanied by documentation of the Expenses incurred certified true and correct by Indemnitee. When available, such documentation of expenses shall include copies of bills or statements evidencing the Expenses incurred. If the requirements of this Section 4 are met, the Company shall pay the amount requested promptly notwithstanding the absence of a final disposition of the Proceeding.

        5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Liability incurred by Indemnitee in the preparation, investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such Expenses or Liability to which Indemnitee is entitled in accordance with this Agreement.

        6. Insurance. The Company may, but shall not be required to, purchase and keep in force during the term of this Agreement a policy or policies of liability insurance on behalf of Indemnitee against Liability and Expenses incurred in any Proceeding. Nothing herein shall be construed to prohibit Indemnitee from maintaining his or her own policy of liability insurance.

        7. Exclusions. The Company shall not be liable to make any payment hereunder:

               7.1 If it shall be finally adjudicated that such payment is prohibited by law;

               7.2 On account of any Proceeding brought under Section 16(b) of the Securities Exchange Act of 1934, as such law is amended from time to time, or under any similar law that replaces Section 16(b), in which judgment is rendered against Indemnitee for an accounting for profits made from the purchase or sale by Indemnitee of the securities of the Company;

               7.3 For Liability or Expenses in any Proceeding brought by Indemnitee against the Company unless (i) the Proceeding is brought as a Proceeding for indemnity under this Agreement, (ii) Indemnitee is successful in whole or in part in a Proceeding or (iii) the indemnification is included in a settlement of the Proceeding or is awarded by a court;

               7.4 To the extent payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy, whether provided by the Company or by Indemnitee (the "Insurance Policy"), by or out of a fund created by the Company and under the control of a trustee or otherwise (the "Fund") or from other sources provided by the Company ("Other Sources"); or

               7.5 For amounts paid in settlement of a claim effected without the Company's prior written consent, which consent shall not be unreasonably withheld.

If Indemnitee shall become obligated or required to pay any amount that the Company would be obligated to pay hereunder except for the exclusion in Section 7.4, the Company shall advance such amount to Indemnitee if payment is not reasonably expected to be made under the Insurance Policy, by the Fund or from Other Sources prior to the time that Indemnitee must make such payment, provided, however, that Indemnitee shall immediately pay over to the Company, from the funds Indemnitee later receives under the Insurance Policy, from the Fund or from Other Sources, an amount equal to the amount advanced.

        8. Defense of Claim. If any Proceeding asserted or commenced against Indemnitee is also asserted or commenced against the Company, the Company shall be entitled to participate in the Proceeding at its own expense and, except as otherwise provided herein below, to the extent that it may wish the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be the Expenses of Indemnitee, and the Company may not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than the reasonable costs of investigation, travel and lodging Expenses arising out of Indemnitee's participation in the defense of such Proceeding unless (i) otherwise authorized by the Company, (ii) Indemnitee's counsel shall have reasonably concluded, and so notified the Company in writing, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding. If the Company may be obligated for some or all of the Expenses of Indemnitee under this Section 8, the determination of Indemnitee's entitlement to indemnification shall be made in accordance with Section 3.

        9. Change in Control.

               9.1 The Company agrees that, if there is a Change in Control (as hereinafter defined) of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and Expense advances under this Agreement, the Company shall seek legal advice only from special, independent counsel selected by the Company with the consent of Indemnitee, which consent shall not be unreasonably withheld, with respect to matters arising out of this Agreement, including but not limited to the right of Indemnitee to indemnification hereunder. Such counsel shall, among other things, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under the Act and as to the amount of reasonable indemnification. Such written opinion shall be binding upon the Company and Indemnitee. The Company shall agree to pay the reasonable fees of such special counsel and to indemnify fully such counsel against any and all expenses, including attorney fees, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

               9.2 For the purpose of this Section 9, a "Change in Control" shall be deemed to have occurred if:

               9.2.1 Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of the Company, becomes the "Beneficial Owner," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities ("Voting Stock");

              9.2.2 During any period of twenty-four (24) consecutive months, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company and any new director, other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 9.2.1 or 9.2.3, whose election was approved by a vote of at least two-thirds (2/3rds) of the shares entitled to vote, cease for any reason to constitute a majority of the board; or

             9.2.3 The stockholders of the Company (i) approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Stock outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Stock of the surviving entity, at least seventy percent (70%) of the combined voting power of the Voting Stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) approve a plan of complete liquidation of the Company or(iii) approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         10. Potential Change in Control. 10.1 In the event of a Potential Change in Control (as hereinafter defined), the Company shall, upon written request by Indemnitee, create a trust (the "Trust") for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding for which Indemnitee may be entitled to indemnification under this Agreement, and any and all Liability for which Indemnitee is entitled to indemnification hereunder from time to time actually paid, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligations shall be determined in accordance with the provisions of the Act with regard to determination and authorization of indemnification.

         10.2 The terms of the Trust shall provide that upon a Change in
Control:

                      10.2.1 The Trust shall not be revoked or the principal thereof invaded without the prior written consent of Indemnitee;

                      10.2.2 The trustee of the Trust (the "Trustee") shall advance, within two (2) business days of a written request by Indemnitee in accordance with the requirements of Section 4, any and all Expenses to Indemnitee, and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company pursuant to the Act and Section 4;

                      10.2.3 The Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above;

                      10.2.4 The Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and

                      10.2.5 All unexpended funds in the Trust shall revert to the Company upon a final determination by the special counsel established in accordance with Section 9 or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.

         10.3 The Trustee shall be selected by Indemnitee with the consent of the Company, which consent shall not be unreasonably withheld, and all reasonable expenses, fees and other disbursements of the Trustee in connection with the establishment and administration of the Trust shall be paid by the Company.

         10.4 Nothing in this Section 10 shall relieve the Company of any of its obligations under this Agreement.

         10.5 A "Potential Change in Control" shall be deemed to have occurred if: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person, including the Company, publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of stock of the Company representing nine and one-half percent (9.5%) or more of the combined voting power of the Company's then outstanding Voting Stock, increases his or her beneficial ownership of such stock by five (5) percentage points or more over the percentage so owned by such person; or (iv) the board of directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         11. Nonexclusivity and Continuation of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights consistent with the laws of the state of Nevada to which Indemnitee may be entitled under the Company's articles of incorporation, bylaws or any other agreement, vote of shareholders or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue notwithstanding that Indemnitee may have ceased to be connected with the Company.

        12. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the Company and Indemnitee.

        13. Severability. Wherever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under the laws of the state of Nevada, but if any provision of this Agreement shall be invalidated by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        15. Modification and Amendment. No amendment, modification, termination or claimed waiver of any of the provisions hereof shall be valid unless in writing and signed by both of the parties hereto.

        16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee:                      If to the Company:
Randy Passanissi                       Noble Concepts Fidelity, Inc.
495 Raleigh Ave.                       410 Broadway, 2nd Floor
El Cajon, CA 92020                     Laguna Beach, CA 92651

or to such other address as may have been furnished to the other party.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada.

         18. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which, once they are executed, shall be deemed to be an original. Such counterparts shall be and constitute one and the same instrument.

         19. Facsimile Transmission and Signatures. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original document. At the request of either party, the parties will confirm facsimile transmitted signatures with an original document.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first hereinabove written.

INDEMNITEE                                Noble Concepts Fidelity, Inc.
                                          a Nevada corporation

/s/ Randy Passanissi                      By: /s/ Craig H. Brown
----------------------------                  ------------------------------
Randy Passanissi                              Craig H. Brown
                                              President

                                    EXHIBIT B

                    FORM OF SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release ("AGREEMENT") is made and entered into as of this _____ day of ______________, ______, by and between Assisted Living Concepts, Inc. and one or more of its Affiliates (collectively, "COMPANY"), and ______________________ ("EMPLOYEE") in order to provide the terms and conditions of Employee's termination of employment, to fully and completely resolve any and all issues that Employee may have in connection with Employee's employment with Company or the termination of that employment, and to promote an amicable long-term relationship between Company and Employee.

        In consideration of the mutual promises and conditions contained herein, the parties agree as follows:

        1. Separation. Employee has been [is currently] employed at Company as Employee. Employee shall have no further job responsibilities at Company _______________ and Employee's employment shall be terminated effective as of such date.

        2. Payment to Employee. Pursuant to the Employment Agreement entered into between the parties and subject to certain conditions precedent set forth therein, Company agrees to provide a Severance Amount to Employee as set forth in paragraph 11(a)(i) of the Employment Agreement; provided, however, that Employee must execute and not revoke this Agreement.

        3. Release of Claims. In return for the benefits conferred under the Employment Agreement and this Agreement (which Employee acknowledges Company has no legal obligation to provide if Employee does not enter into this Agreement), Employee, on behalf of Employee and Employee's heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Company and its past, present and future affiliates, future parent companies, subsidiaries, predecessors, successors and assigns, and each of their past, present and future shareholders, officers, directors, employees, agents and insurers, from any and all claims, actions, causes of action, disputes, liabilities or damages, of any kind, which may now exist or hereafter may be discovered, specifically including, but not limited to, any and all claims, disputes, actions, causes of action, liabilities or damages, arising from or relating to Employee's employment with Company, or the termination of such employment, except for any claim for payment or performance pursuant to the terms of this Agreement. This release includes, but is not limited to, any claims that Employee might have for reemployment or reinstatement or for additional compensation or benefits and applies to claims that Employee might have under either federal, state or local law dealing with employment, contract, tort, wage and hour, or civil rights matters, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, similar state laws, and any regulations under such laws. This release shall not affect any accrued rights Employee may have under any medical insurance, workers compensation or retirement plan because of Employee's prior employment with Company. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE EMPLOYEE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT EMPLOYEE MAY HAVE AGAINST COMPANY AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

        4. Confidentiality. Employee agrees to keep this Agreement and each of its terms, including without limitation the Severance Amount, and the fact that Employee has received such Amount, strictly confidential. Employee may only disclose the terms of this Agreement only to Employee's attorney or accountant, or as required by law. Employee understands that Company may be required to publicly disclose the terms of this Agreement.

        5. No Disparagement. Employee shall not make any disparaging or derogatory remarks of any nature whatsoever about Company, its officers, directors or employees, or its services and/or products (if any), either publicly or privately, unless required to do so by law.

        6. No Admission of Liability. This Agreement shall not be construed as an admission of liability or wrongdoing by Company because no admission is intended. Employee understands and agrees that this Agreement shall not be offered as evidence by Employee in any proceeding, whether administrative or otherwise.

        7. Employment Agreement. Employee reaffirms Employee's acknowledgements and obligations under paragraph 16 of the Employment Agreement executed by Employee in conjunction with Employee's employment at Company. The terms of such Employment Agreement are incorporated herein by this reference. Employee agrees to strictly comply with the terms of the Employment Agreement.

        8. Return of Property. Employee agrees to and hereby represents that Employee has returned to Company all of Company's property and all materials containing confidential information of Company that were in Employee's possession or under Employee's control.

        9. Miscellaneous.

                  9.1 Final and Entire Agreement. This document constitutes the entire, final, and complete agreement and understanding of the partie with respect to the subject matter hereof and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto, other than the Employment Agreement executed between the parties. There have been no representations or commitments by Company to make any payment or perform any act other than those expressly stated herein.

                  9.2 Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute a wavier of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

                  9.3 Binding Effect. All rights, remedies, and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their representative heirs, personal representatives, administrators, successors and assigns.

                  9.4 Amendment. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by both parties.

                  9.5 Attorneys Fees. If it becomes necessary to enforce this Agreement, or any part hereof, the prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred therein, including all attorneys fees and costs on appeal and otherwise.

                  9.6 Governing Law. This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of California, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the Superior Court of the State of California, county of Orange. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

                  9.7 Employee Given 21 Days to Consider Agreement. Employee acknowledges that Company advised Employee in writing to consult with an attorney before signing this Agreement and that Employee has had at least 21 days to consider whether to execute this Agreement.

                  9.8 Revocation. Employee may revoke this Agreement by written notice delivered to the President or Chief Executive Officer of the Company within seven (7) days following the date Employee signed the Agreement. If not revoked under the preceding sentence, this Agreement becomes effective and enforceable after the seven-day period has expired.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS FREELY AND VOLUNTARILY EXECUTED THIS AGREEMENT, WITH A COMPLETE UNDERSTANDING OF ITS TERMS AND PRESENT AND FUTURE EFFECTS.

"EMPLOYEE"                                  Noble Concepts Fidelity, Inc.

/s/ Randy Passanissi                        By: /s/ Craig H. Brown
-----------------------------                   -----------------------------
Randy Passanissi                            Craig H. Brown
                                            President

                                    EXHIBIT C

               EMPLOYEE NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

During the term of Employee's employment and afterwards, unless authorized in writing by U.S. West Homes, Inc. and its affiliates, herein known as "Company," Employee shall not disclose any Confidential Information, defined below, to any person nor shall Employee use Confidential Information for any purpose at any time, except for the purpose of performing Employee's job duties on behalf of or as directed by the Company.

All Confidential Information which comes into Employee's possession or is generated by Employee during Employee's employment by the Company shall be and remain the exclusive property of the Company, and Employee agrees to return all such documents and tangible property of the Company on termination of Employee's employment or at such earlier time as the Company may request.

Information received by Employee shall not be considered Confidential Information to the extent that (i) the information, as shown by competent evidence, was already known to Employee from sources outside of the Company at the time Employee received it from the Company; or (ii) the information is or becomes, through no fault of Employee, general knowledge in the public domain.

The term "Confidential Information" shall be deemed to include, but shall not be limited to, the profiles and demographics of residents in the Companies facilities, costs of care, employee matters, and compliance issues, as well as the architectural plans and specifications, methods, techniques, financing, formats, specifications, procedures, business and financial information, systems and knowledge of and experience in the operation and/or franchising of assisted living residences, all of which may hereafter be improved, further developed, or otherwise modified by Company from time to time.

Employee acknowledges and agrees that any breach of the covenants and agreements contained in this Agreement will cause irreparable injury to Company for which there is and shall be no adequate remedy at law. Accordingly, Employee hereby consents to the issuance by any court of competent jurisdiction of an injunction in favor of Company enjoining any such breach or violation of the covenants or agreements contained herein; provided, that no request for or receipt of any such injunction by Company shall be considered an election of remedies or waiver of any right to assert any other remedies Company may have against Employee, either at law or in equity.

Date
January 2, 2003                          /s/ Randy Passanissi
                                         --------------------
                                         Randy Passanissi